UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2026
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Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2026, Lamb Weston Holdings, Inc. (“we,” “our” or “Lamb Weston”) entered into a transition and separation agreement (the “Transition Agreement”) with Marc Schroeder, our President, International, in connection with his resignation and to ensure a smooth transition. Under the Transition Agreement, Mr. Schroeder will continue to serve as President, International through December 31, 2026, and remain with Lamb Weston in an advisory capacity until February 15, 2027. Under the Transition Agreement, the terms of which were approved by our Compensation and Human Capital Committee, Mr. Schroeder agreed to a general release of claims with respect to Lamb Weston and will be subject to non-compete, non-solicitation and confidentiality provisions. The non-compete and non-solicitation restrictions will be in force for one year after his separation date.
Under the Transition Agreement, except for his supplemental incentive stock option awards granted in February 2026, Mr. Schroeder will vest in a prorated portion of his Lamb Weston fiscal 2025 and 2026 equity awards based on his service from the grant date to his separation date. Payment of Mr. Schroeder’s performance shares, if any, will be subject to the Compensation and Human Capital Committee’s final performance certification at the end of the applicable performance cycle for each performance share award. In addition, Mr. Schroeder will have until the third anniversary of his separation date to exercise his outstanding stock options. The Transition Agreement also provides that Mr. Schroeder will remain eligible for an annual incentive award for the 2027 fiscal year based on actual performance and prorated for the period from the start of fiscal year 2027 through his separation date. Mr. Schroeder is not entitled to any cash severance payments in connection with his separation from Lamb Weston. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated as of October 5, 2026, between Lamb Weston B.V. and Marc Schroeder

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: October 6, 2026